EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Sontra Medical Corporation on Form S-8 (File Nos. 333-92414, 333-101517, 333-106201, 333-122893 and 333-134674) and the Registration Statement of Sontra Medical Corporation on Form S-3 (File No. 333-36710 and 333-132869), of our report dated March 22, 2007, relating to the consolidated financial statements for the years ended December 31, 2006 and 2005, which is part of this Form 10-KSB.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 28, 2007